Exhibit 21

SUBSIDIARIES OF CROMPTON CORPORATION - 2004

	Percentage of Voting Securities Owned Directly or Indirectly by Crompton Corporation	State or Country of Organization

9056-0921 Quebec Inc.	100.0	Canada
Assured Insurance Company	100.0	Vermont
Baxenden Chemicals Limited	53.5	England
Baxenden Scandinavia A.S.	53.5	Denmark
Certis Europe B.V.	15.0	The Netherlands
CK Witco Specialties Thailand Limited	100.0	Thailand
CNK Chemical Realty Corporation	100.0	Pennsylvania
Crompton & Knowles of Canada Limited	100.0	Canada
Crompton & Knowles Receivables Corporation	100.0	Delaware
Crompton (Uniroyal Chemical) Registrations Limited	100.0	England
Crompton Agribusiness Pty. Limited	100.0	Australia
Crompton B.V.	100.0	The Netherlands
Crompton Chemical (Pty) Limited	100.0	South Africa
Crompton Chemical S.r.l.	100.0	Italy
Crompton Chemicals B.V.	100.0	The Netherlands
Crompton Co./Cie	100.0	Canada
Crompton Colors Incorporated	100.0	Delaware
Crompton Corporation Limitada	100.0	Chile
Crompton Corporation S.A. de C.V.	100.0	Mexico
Crompton de Colombia Limitada	100.0	Colombia
Crompton Espana S.L.	100.0	Spain
Crompton Europe B.V.	100.0	The Netherlands
Crompton Europe Financial Services Company	100.0	Delaware
Crompton Europe Limited	100.0	Scotland
Crompton European Holdings B.V.	100.0	The Netherlands
Crompton Financial Holdings	100.0	Ireland
Crompton GmbH	100.0	Germany
Crompton Grand Banks Inc.	100.0	Canada
Crompton Holding Corporation	100.0	Delaware
Crompton Holding S.A. de C.V.	100.0	Mexico
Crompton Holdings B.V.	100.0	The Netherlands
Crompton Holdings GmbH	100.0	Germany
Crompton Inc.	100.0	Korea
Crompton International Corporation	100.0	New Jersey
Crompton International Sales Corporation	100.0	Barbados
Crompton Investments S.A.S.	100.0	France
Crompton Ireland Investment Company Limited	100.0	Ireland
Crompton Limited	100.0	Japan
Crompton Limitada	100.0	Brazil
Crompton LLC	100.0	Delaware
Crompton Manufacturing Company, Inc.	100.0	New Jersey
Crompton Monochem, Inc.	100.0	Louisiana
Crompton N.V.	100.0	Belgium
Crompton Netherlands B.V.	100.0	The Netherlands
Crompton Overseas B.V.	100.0	The Netherlands
Crompton Quimica S.A.C.I.	100.0	Argentina

Crompton S.A.	100.0	Switzerland
Crompton S.A.S.	100.0	France
Crompton Services B.V.B.A.	100.0	Belgium
Crompton Servicios S.A. de C.V.	100.0	Mexico
Crompton Specialties Asia Pacific Pte. Limited	100.0	Singapore
Crompton Specialties GmbH	100.0	Germany
Crompton Specialties Holding Company Limited	100.0	China-Hong Kong
Crompton Specialties Limited	100.0	China-Hong Kong
Crompton Specialties Limited	100.0	Taiwan
Crompton Specialties Limited	92.0	Thailand
Crompton Specialties Nanjing Company Limited	100.0	China-PRC
Crompton Specialties Pte. Limited	100.0	Singapore
Crompton Specialties Pty. Limited	100.0	Australia
Crompton Specialties S.A.	100.0	Ecuador
Crompton Specialties Sdn. Bhd.	100.0	Malaysia
Crompton Specialties Shanghai Company Limited	100.0	China-PRC
Crompton Technology B.V.	100.0	The Netherlands
Crompton Vinyl Additives GmbH	100.0	Germany
Crompton, Inc.	100.0	Philippines
Crompton-CNCCC Danyang Chemical Company Limited	85.0	China-PRC
D-S Brookes Limited	100.0	England
Davis-Standard (Deutschland) GmbH	100.0	Germany
Davis-Standard Corporation	100.0	Delaware
Davis-Standard France S.A.R.L.	100.0	France
Davis-Standard GmbH	100.0	Germany
Davis-Standard Limited	100.0	England
Enenco, Incorporated	50.0	New York
Fasting Jonk N.V.	100.0	The Netherlands
Firma W/K Witco EPA	50.0	The Netherlands
GT Seed Treatment, Inc.	100.0	Minnesota
Handelmaatschappij Camphina N.V.	100.0	The Netherlands
Isofoam Limited	53.5	England
Jonk B.V.	100.0	The Netherlands
Kem Manufacturing Corporation	100.0	Georgia
Lucia Kaarsen Fabriek N.V.	100.0	The Netherlands
Monochem, Inc.	100.0	Louisiana
Nanjing Crompton Shuguang Organosilicon Specialties Co., Ltd.	85.0	China-PRC
Naugatuck Treatment Company	100.0	Connecticut
Nerap Expeditie B.V.	100.0	The Netherlands
NPC Services, Inc.	12.75	Louisiana
PT Crompton Indonesia	100.0	Indonesia
Rubicon LLC	50.0	Utah
Unicorb Limited	100.0	England
Unimers India Limited	1.54	India
Uniroyal Chemical Company, Inc.	100.0	Delaware
Uniroyal Chemical Company Limited	100.0	Bahamas
Uniroyal Chemical Company Limited (Delaware)	100.0	Delaware
Uniroyal Chemical Export Limited	100.0	Delaware
Uniroyal Chemical Leasing Company, Inc.	100.0	Delaware
Uniroyal Chemical Mexico S.A. de C.V.	100.0	Mexico
Uniroyal Chemical S.A.	100.0	Spain
Uniroyal Chemical S.A.R.L.	100.0	Switzerland
Uniroyal Chemical Taiwan Limited	80.0	Taiwan
Weber City Road LLC	100.0	Louisiana
Witco Corporation UK Limited	100.0	England
Witco Europe Investment Partners	100.0	Delaware
Witco Investment Holdings B.V.	100.0	The Netherlands

Witco Investments B.V.	100.0	The Netherlands
Witco Polymers and Resins B.V.	100.0	The Netherlands
Witco Warmtekracht B.V.	100.0	The Netherlands